Exhibit 99

For Immediate Release

FOR:	QUIXOTE CORPORATION
CONTACT:	Daniel P. Gorey	Investor Relations:
	Chief Financial Officer	Christine Mohrmann/Jim Olecki
	Joan R. Riley	Financial Dynamics
	Director of Investor Relations	(212) 850-5600
(312) 467-6755

QUIXOTE CORPORATION REPORTS FISCAL 2006 FOURTH QUARTER RESULTS

•                  Record sales for the quarter and year

•                  Restructuring within Intersection Control segment continues on plan

CHICAGO, IL, August 15, 2006 — Quixote Corporation (Nasdaq: QUIX) today reported results for its fiscal fourth quarter and year ended June 30, 2006.

For the fiscal 2006 fourth quarter, net sales increased 13% to $45,087,000, compared to net sales of $39,967,000 in the fourth quarter of fiscal 2005.  The operating loss was $12,865,000 in the fiscal 2006 fourth quarter, compared to operating income of $3,134,000 in the fourth quarter last year.  For the fourth quarter of fiscal 2006, the Company recorded a net loss of $9,117,000, or $1.03 per diluted share, compared with net income of $1,391,000, or $0.16 per diluted share, in the fourth quarter of fiscal 2005.

Included in the Company’s fiscal 2006 fourth quarter results is a gain of $2,685,000 related to a settlement of claims with the seller of U.S. Traffic. Also included in the current fourth quarter were restructuring charges of $5,775,000 and a non-cash asset impairment charge of $13,374,000, both related to the previously announced restructuring initiatives within the Company’s Intersection Control business, and a gain on the sale of assets in the amount of $846,000.  Results for the fiscal 2005 fourth quarter included a gain of $566,000 related to the sale of assets. Excluding the above mentioned items, the Company would have reported an operating profit of $2,753,000 for the fiscal 2006 fourth quarter compared to an operating profit of $2,568,000 for the fourth quarter of fiscal 2005.

Net sales in fiscal 2006 increased 10% to $161,134,000 compared to $146,353,000 in fiscal 2005.  The Company reported an operating loss for fiscal 2006 of $10,928,000 compared to an operating profit of $2,167,000 in the same period a year ago. Excluding the restructuring and impairment charges, and gains on the legal settlement and asset sales, the Company would have reported an operating profit of $4,400,000, for fiscal 2006 compared to an operating profit of $1,041,000 for fiscal 2005. The net loss for fiscal 2006 was $10,102,000, or $1.14 per diluted share, compared to a net loss of $650,000, or $0.07 per diluted share, for fiscal 2005.  Included in the Company’s fiscal 2006 full year results is a loss of $0.09 per diluted share relating to the expensing of stock options.

Leslie J. Jezuit, Chairman and Chief Executive Officer, commented, “During the fourth quarter, we saw encouraging improvements in our operating results. Overall sales increased 13% and operating profit improved when excluding restructuring charges and special items. Our Protect and Direct segment achieved record sales for the fourth quarter increasing 18% with profitability improving 13%, driven by the benefits of the federal highway spending bill.  Sales in our Inform Group increased 4%, with profitability increasing 34% for the fourth quarter. While the steps we are taking to rationalize our Intersection Control business negatively impacted profitability, we have seen better demand for products within this segment, with sales up 8% in the fourth quarter.”

Mr. Jezuit continued, “We are pleased with the progress we have made in restructuring our Intersection Control segment during the fourth quarter.  We have relocated products, outsourced many manufacturing functions, reduced headcount and sold non-core product lines.  While the financial impact of these actions will hamper our profitability during the first quarter, we believe they will position us well for the future.  We anticipate to be largely completed with our restructuring plan by the end of the second quarter of fiscal 2007. We expect the cash portion of the remaining restructuring charges to be between $3 million and $5 million. When completed, we believe this program will generate annualized cost savings of between $5 million and $6 million.”

 Mr. Jezuit concluded, “As we move into fiscal 2007, our focus will remain on taking advantage of the significant opportunities present in our Protect and Direct and Inform Groups along with right-sizing the cost structure within our Intersection Control business. Our Protect and Direct and Inform segments achieved record sales in 2006, and we fully expect continued strong performance as the federal highway funding bill works its way through the spending cycle. Internationally, we expect to see another strong year as our products continue to gain acceptance throughout the world.  Overall, we expect to see improved performance versus year ago levels within our Protect and Direct and Inform segments throughout the course of the year.  More than offsetting this in the first half of the year will be the short-term negative impact of the restructuring activities we are continuing to undertake within our Intersection Control business.  Once the restructuring activities within our Intersection Control segment are completed, however, we expect to see this business begin to contribute to our operating results and for the overall corporation to return to profitability by the second half of fiscal 2007.”

Quixote Corporation will be hosting a telephone conference call at 10 a.m., Eastern Time, tomorrow, August 15, 2006, to further discuss its quarterly results and corporate developments.  This conference call will be broadcast simultaneously over the Internet at www.quixotecorp.com and may be accessed and listened to by clicking the icon on the Company’s homepage.

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote

Transportation Safety, Inc., Quixote Traffic Corporation and Quixote Transportation Technologies, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting stations, computerized highway advisory radio transmitting systems, intelligent intersection control systems, flexible post delineators and other transportation safety products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s Form 10-K for its fiscal year ended June 30, 2005, under the caption “Forward-Looking Statements” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and quarterly reports on Form 10-Q,which discussion is incorporated herein by this reference. Other factors may be described from time to time in the Company’s public filings with the Securities and Exchange Commission, news releases and other communications.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(4Tables to Follow)

Quixote Corporation
Earnings Summary
(Unaudited)

	Three Months Ended June 30,		Twelve months ended June 30,
	2006	2005	2006	2005

Net sales	$45,087,000	$39,967,000	$161,134,000	$146,353,000
Cost of sales	30,258,000	25,470,000	113,095,000	99,864,000
Gross profit	14,829,000	14,497,000	48,039,000	46,489,000
Operating expenses:
Selling & administrative	10,545,000	10,542,000	37,681,000	40,057,000
Research & development	1,531,000	1,387,000	5,958,000	5,391,000
Gain on sale of assets	(846,000)	(566,000)	(846,000)	(1,126,000)
Gain on legal settlements	(2,685,000)		(2,975,000)
Restructuring costs	5,775,000		5,775,000
Asset impairment charge	13,374,000		13,374,000
	27,694,000	11,363,000	58,967,000	44,322,000
Operating profit (loss)	(12,865,000)	3,134,000	(10,928,000)	2,167,000
Other income (expense):
Interest income	61,000		62,000	34,000
Interest expense	(1,181,000)	(939,000)	(4,708,000)	(3,298,000)
	(1,120,000)	(939,000)	(4,646,000)	(3,264,000)
Income (loss) before income taxes	(13,985,000)	2,195,000	(15,574,000)	(1,097,000)
Income tax provision (benefit)	(4,868,000)	804,000	(5,472,000)	(447,000)
Net income (loss)	$(9,117,000)	$1,391,000	$(10,102,000)	$(650,000)

Per share data — basic:
Net income (loss)	$(1.03)	$0.16	$(1.14)	$(0.07)
Average common shares outstanding	8,877,405	8,854,181	8,850,884	8,800,421

Per share data — diluted:
Net income (loss)	$(1.03)	$0.16	$(1.14)	$(0.07)
Average diluted common shares outstanding	8,877,405	8,996,342	8,850,884	8,800,421

Quixote Corporation
Balance Sheet
(Unaudited)

	As of June 30,	As of June 30,
	2006	2005
Assets
Current assets
Cash and cash equivalents	$869,000	$156,000
Accounts receivable, net	36,481,000	32,745,000
Inventories, net	25,465,000	27,411,000
Other current assets	5,014,000	6,925,000
	67,829,000	67,237,000

Property, plant and equipment, net	19,535,000	25,008,000
Intangible assets and other, net	37,839,000	44,545,000
	$125,203,000	$136,790,000

Liabilities and Shareholders’ Equity
Current liabilities	$24,048,000	$24,304,000
Long-term debt, net	51,122,000	49,587,000
Other long-term liabilities	1,087,000	1,053,000
Shareholders’ equity	48,946,000	61,846,000
	$125,203,000	$136,790,000

Quixote Corporation
Other Information
(Unaudited)

	Year ended June 30,
	2006	2005

Depreciation and amortization expense	$6,400,000	$5,800,000
Capital expenditures	3,000,000	3,800,000

Quixote Corporation
Reconciliation of GAAP to Non-GAAP Measurements
(Unaudited)

	Three Months Ended June 30,		Twelve months ended June 30,
	2006	2005	2006	2005

Operating profit (loss)	$(12,865,000)	$3,134,000	$(10,928,000)	$2,167,000
Subtract: Gain on sale of assets	(846,000)	(566,000)	(846,000)	(1,126,000)
Gain on legal settlements	(2,685,000)		(2,975,000)
Add: Restructuring costs	5,775,000		5,775,000
Asset impairment charge	13,374,000		13,374,000
Operating profit excluding gains, restructuring costs and asset impairment charge (a)	$2,753,000	$2,568,000	$4,400,000	$1,041,000

(a)                   The company believes that the sale of assets, gain on legal settlements, restructuring costs and asset impairment charge affect the comparability of the results of operations of the 2006 fourth quarter and fiscal year to the results of operations for the 2005 fourth quarter and fiscal year.  The company also believes that disclosing operating income excluding those items will allow investors to more easily compare the 2006 fourth quarter and fiscal year results to the 2005 fourth quarter and fiscal year results.

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